UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2005, Michael M. Lynton, Reed N. Wilcox  and Johan Tack each tendered his resignation from the Board of Directors of Samsonite Corporation (“Samsonite” or the “Company”), each resignation to be effective as of September 15, 2005.  Neither of Messrs. Lynton, Wilcox or Tack resigned because of a disagreement with Samsonite on any matter relating to Samsonite’s operations, policies or practices.

Pursuant to Section 2.2(b) of the Stockholders Agreement, dated July 31, 2003 (the “Stockholders Agreement”), by and among the Company, ACOF Management, L.P. (“Ares”), Bain Capital (Europe) LLC, Ontario Teachers Pension Plan Board (collectively, the “Equity Sponsors”) and Ares Leveraged Investment Fund, L.P., the Board of Directors has appointed Marcello Bottoli, Melissa Wong Bethell and Jeffrey B. Schwartz as Directors of the Company.  Such appointments were effective on September 15, 2005.  As a result of these changes, the three remaining independent members of the Board are Charles Philippin, Richard Warner and Donald Triggs.

Mr. Bottoli is the Chief Executive Officer of the Company.  Ms. Bethell is a principal with Bain Capital Ltd., where she is responsible for private equity investments.  Bain Capital Ltd. is affiliated with Bain Capital (Europe) LLC.  Mr. Schwartz is a vice president in the Private Equity Group of Ares Management, which is affiliated with Ares and Ares Leveraged Investment Fund, L.P.

Ms. Bethell and Mr. Schwartz have each been appointed to serve on the Corporate Governance and Nominating Committee of the Board.  Mr. Bottoli has not been appointed to serve on any Board committees.  Separately, the Board appointed Director Donald Triggs to serve on the Audit Committee.

The Company is a party to advisory agreements with affiliates of ACOF Management, L.P., Bain Capital (Europe) LLC and Ontario Teachers’ Pension Plan Board as advisors.  Under the terms of these advisory agreements, the Company has agreed to pay each advisor an annual advisory fee of $500,000 plus reasonable out-of-pocket expenses.  These agreements are for a term of five years beginning July 31, 2003, but each agreement will terminate earlier as to any advisor if the advisor under such agreement and its affiliates no longer hold at least 33% of the amount of Samsonite capital stock owned by them as of July 31, 2003.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By:	/s/ Richard H. Wiley
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer
and Secretary

Date: September 15, 2005